UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
iPASS INC.

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3800 Bridge Parkway, Redwood Shores, California 94065

TO THE STOCKHOLDERS:

On June 2, 2009, iPass Inc. and certain entities affiliated with Foxhill Opportunity Master Fund, L.P. entered into an agreement (the “Agreement”) to settle the proxy contest pertaining to the election of directors to the Board of Directors of iPass (the “Board”) at the 2009 Annual Meeting of Stockholders scheduled for June 24, 2009.

The Agreement, which is described in the accompanying Supplement to the iPass Proxy Statement, will enable the Board and management to continue to focus their full attention on operating the business and maximizing the value of iPass for our stockholders. Pursuant to the Agreement, iPass has agreed to nominate, as a new director, Mr. Kenneth H. Traub. Mr. Traub has replaced Mr. Evan L. Kaplan on iPass’ original slate of directors nominated for election at the 2009 Annual Meeting. Mr. Kaplan will continue to serve as a director of iPass in the class of directors the term of office of which ends at the 2010 annual meeting of stockholders. The Agreement is more fully described in the accompanying Supplement.

The Board supports the slate of nominees set forth in the Supplement and urges you to elect the three nominees by voting on the enclosed white proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 24, 2009, at 9:00 a.m. Pacific time at 3800 Bridge Parkway, Redwood Shores, CA 94065.

The proxy statement, proxy statement supplement, and annual report to stockholders are available at www.ipass.com/proxy.

By Order of the Board of Directors

/s/  Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

Redwood Shores, California
June 4, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) HAS BEEN PROVIDED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A WHITE PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY SUBMITTED A PROXY, ARE URGED TO RETURN THE ENCLOSED WHITE PROXY CARD. PLEASE DISCARD ANY PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED. THE SUPPLEMENT DESCRIBES WHETHER AND, WHERE APPLICABLE, HOW YOUR SHARES WILL BE VOTED IN THE EVENT YOU ALREADY VOTED ON A PROXY CARD PREVIOUSLY SUPPLIED BY THE COMPANY AND DO NOT SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD. ONLY YOUR LAST-DATED PROXY WILL COUNT — ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING AS DESCRIBED IN THE PROXY STATEMENT.

VOTING METHODS

The accompanying proxy statement supplement describes important issues affecting iPass. If you are a stockholder of record, you have the right to vote your shares. You may vote using the white proxy card enclosed with this proxy statement supplement as follows:

1. BY INTERNET

a. Go to the web site at www.cesvote.com, 24 hours a day, seven days a week.

b. Follow the simple instructions.

2. BY TELEPHONE

a. On a touch-tone telephone, call toll-free 1-888-693-8683, 24 hours a day, seven days a week.

b. Follow the simple recorded instructions.

3. BY MAIL

a. Mark your selections on the enclosed white proxy card.

b. Date and sign your name exactly as it appears on your white proxy card.

c. Mail the white proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is very important to iPass. Whether or not you plan to attend the meeting and regardless of the number of shares of common stock that you own, iPass urges you to vote in favor of the nominees of your Board of Directors by promptly marking, signing, dating and returning the enclosed white proxy card and returning it to us in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Voting Methods” above.

If you have previously returned a proxy card, you may change your vote by marking, signing, dating and returning the enclosed white proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Voting Methods” above. Only the latest dated proxy you submit will be counted.

If you have any questions about your voting of shares, please contact the iPass proxy solicitors, MacKenzie Partners, Inc., toll free at (800) 322-2885 or by e-mail at ipass@mackenziepartners.com.

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 24, 2009

This supplement (this “Supplement”) supplements and amends the Proxy Statement dated May 20, 2009 (the “Proxy Statement”) of iPass Inc. furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of iPass (the “Board”) for use at the 2009 annual meeting of stockholders, scheduled to be held at 9:00 a.m. Pacific time on Wednesday June 24, 2009 (the “2009 Annual Meeting”). The 2009 Annual Meeting will be held at iPass’ offices located at 3800 Bridge Parkway, Redwood Shores, CA 94065. The record date for the determination of the holders of common stock of iPass who are entitled to notice of and to vote at the 2009 Annual Meeting is April 29, 2009, which is the same record date specified in the Proxy Statement.

This Supplement, which should be read in conjunction with the Proxy Statement, is first being furnished to stockholders of iPass on or about June 8, 2009.

On June 2, 2009, iPass entered into an agreement (the “Agreement”) with Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, LTD., Foxhill Capital (GP), LLC, and Foxhill Capital Partners (collectively, “Foxhill”) to settle the proxy contest pertaining to the election of directors to the Board at the 2009 Annual Meeting. The Agreement is summarized below.

The white proxy card enclosed with this Supplement differs from the white proxy card previously furnished to you with the Proxy Statement in that the enclosed white proxy card includes Mr. Kenneth H. Traub, who has been nominated by iPass’ Board pursuant to the Agreement, and does not include Mr. Evan L. Kaplan, who has been moved to the class of directors to be elected at the iPass 2010 annual meeting of stockholders. Thus, if you wish to vote with respect to all three of the nominees, please submit the white proxy card enclosed with this Supplement. The Board unanimously recommends that you vote FOR the election of each of the three nominees to the Board.

In addition, stockholders are being asked to vote at the 2009 Annual Meeting to ratify the appointment of KPMG LLP to serve as iPass’ independent registered public accounting firm for the fiscal year ending December 31, 2009, and to approve an amendment to iPass’ Certificate of Incorporation to declassify the Board, as more fully described in the Proxy Statement.

Because there will be no contested election of directors at the 2009 Annual Meeting, if you hold your shares in street name through a broker, dealer, bank or other nominee and do not provide instructions to your broker, dealer, bank or other nominee as to how to vote, your broker, dealer, bank or other nominee can vote your shares at its discretion on each of these matters.

The Board does not intend to bring before the 2009 Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the 2009 Annual Meeting. If you are a stockholder of record and return a signed white proxy card, your shares will be voted on any other matters that properly come before the 2009 Annual Meeting in accordance with the judgment of the persons named in the white proxy card as to the best interests of iPass on such matters.

Stockholders are urged to vote promptly using the enclosed white proxy card, even if they have previously submitted a proxy. Any proxy given pursuant to this solicitation may be changed or revoked by the person giving it at any time before such proxy is voted at the 2009 Annual Meeting. Stockholders of record may change their vote or revoke their proxy by: (1) delivering to iPass (Attention: Corporate Secretary) at the address on the first page of this Supplement a written notice of revocation of the proxy; (2) delivering to iPass an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the 2009 Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause a previously granted proxy to be revoked. Stockholders who hold their shares in street name may change their vote by submitting new voting instructions to their broker, dealer, bank or other nominee or, if they have obtained a legal proxy from their broker, dealer, bank or other nominee granting them the right to vote the shares at the 2009 Annual Meeting, by attending the meeting and voting in person.

If a stockholder previously returned a proxy card that was delivered with the Proxy Statement and subsequently returns a proxy card delivered with this Supplement, the proxy card delivered with this Supplement will supersede the prior proxy card. If a stockholder previously returned a proxy card delivered with the Proxy Statement and does not return a proxy card delivered with this supplement, the proxy card returned will be voted as to all matters reflected on such proxy card, other than the election of Mr. Evan L. Kaplan, who is no longer in the class of directors to be elected at the 2009 Annual Meeting.

For additional information regarding voting of your shares, refer to the section below captioned “Voting of Proxies.”

Background to the Solicitation

Please refer to the Proxy Statement for the background to our interactions with Foxhill prior to the filing of the Proxy Statement.

•	On May 20, 2009, iPass filed the Proxy Statement with the SEC, and mailed the Proxy Statement to its stockholders on May 21, 2009. This Proxy Statement included the nomination of three nominees as directors, to serve in the class of directors for a three year term until the 2012 annual meeting of stockholders.

•	On May 21, 2009, Foxhill filed a definitive proxy statement with the SEC, which nominated the three directors being nominated by Foxhill.

•	During the period from May 21, 2009, until June 2, 2009, representatives of iPass and Foxhill entered into negotiations regarding a possible settlement of the proxy contest between iPass and Foxhill.

•	On June 2, 2009, iPass and Foxhill entered into the Agreement, which is described below, which resolved the proxy contest.

Agreement

The Agreement, entered into on June 2, 2009, between iPass and Foxhill, provides that:

•	Mr. Kenneth H. Traub will be appointed to the Board of Directors of iPass, to the class of directors the term of which expires at the 2009 annual meeting of stockholders. Further, Mr. Traub will be nominated by the Board for election at the 2009 Annual Meeting, to the class the term of office of which will expire at the 2012 annual meeting of stockholders. Prior to the 2009 Annual Meeting, and provided that Mr. Traub delivers to iPass the conditional resignation required by iPass’ bylaws, the Agreement provides that (i) the Board shall recommend that iPass’ stockholders vote in favor of Mr. Traub at the 2009 Annual Meeting and (ii) iPass shall solicit proxies for the election of Mr. Traub at the 2009 Annual Meeting. Mr. Traub will also be appointed to the Corporate Governance and Nominating Committee and Compensation Committee of the Board. Mr. Traub will be the initial Foxhill Designee (as that term is defined in the Agreement).

•	Mr. Evan L. Kaplan, who is currently a member of the class of directors the term of which expires at the 2009 annual meeting of stockholders, will be moved into the class of directors the term of which expires at the 2010 annual meeting of stockholders.

•	Mr. Gary Griffiths will be elected to the Board shortly following the 2009 annual meeting of stockholders, to replace a director who will resign.

•	The Board shall not be increased to more than ten (10) directors at any time before the iPass 2010 annual meeting of stockholders unless approved by a majority of the independent directors and the Foxhill Designee.

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•	If Mr. Traub is unable to serve as a director at a time when Foxhill owns at least 5% of the iPass common stock, iPass will appoint a replacement director reasonably acceptable to iPass.

•	Until the earlier to occur of December 31, 2010, and the date no Foxhill designee is serving as a member of the Board and Foxhill has advised iPass in writing that iPass is no longer obligated to nominate or appoint a Foxhill designee to the Board under the agreement: (i) Foxhill will vote all of the shares it owns in support of each slate of Directors nominated by the Board (and will not support or participate in any “withhold the vote” or similar campaign, or support any other nominees other than the slate of Directors nominated by the Board); (ii) Foxhill will not propose (other than a private proposal to the Board or committee thereof) any candidates for election as directors of iPass; and (iii) Foxhill will not: (A) propose any proxy resolutions or nominees for director for approval by iPass stockholders; provided, however, that Foxhill will be entitled to make any non-public proposals or nominee suggestions it wishes solely to the Board or a committee thereof; or (B) support any proxy resolutions or conduct any proxy solicitations or seek to advise or influence in any manner any person with respect to the voting of iPass voting securities against the recommendation of the Board on such matters; provided, however, that other than with respect to the election of directors, Foxhill is not limited in how it votes its shares.

•	Foxhill withdrew its previously announced notice of its intent to nominate directors with respect to the iPass 2009 annual meeting of stockholders.

•	iPass will, subject to the limitations set forth in the agreement: seek stockholder approval of an amendment to iPass’ outstanding equity awards to cause the value of the awards not to be impaired by a return of capital to iPass’ stockholders; if such stockholder approval is received, the Board will declare a dividend of $20 million; and the Board will use its commercially reasonable efforts to return an additional $20 million to the iPass stockholders by the end of 2009 by tender offer or other means; provided, however, that the Board shall not be obligated to return any amount of cash if (i) the Board shall have submitted the return of such cash to the iPass stockholders for approval and the iPass stockholders shall not have approved such return of cash, or (ii) the Board shall have determined, with the advice of counsel, that the return of such cash would cause the Board to be in breach of its fiduciary duties, or to be in violation of applicable law.

•	The Board will continue to recommend that iPass stockholders vote in favor of the declassification proposal in iPass’ revised definitive proxy statement for the iPass 2009 annual meeting of stockholders.

In addition, the Agreement further provides that iPass will reimburse Foxhill for its reasonable and documented out-of-pocket expenses incurred in the commencement of the proxy contest, in an amount not to exceed $150,000, within ten (10) business days of receiving reasonably satisfactory documentation with respect to such expenses.

iPass filed a complete copy of the Agreement with the SEC on June 3, 2009, as an exhibit to its Current Report on Form 8-K, and this summary is qualified in its entirety by reference to the entire Agreement included therein.

Pursuant to the Agreement, Mr. Traub has been appointed to the Board and each of the Corporate Governance and Nominating Committee and the Compensation Committee, and nominated to be elected as a director at the 2009 Annual Meeting. In addition, Mr. Kaplan has been moved to the class of directors to be elected at the 2010 annual meeting of stockholders.

New Nominee

Proposal 1 as set forth in the Proxy Statement is hereby amended to provide that the Board has nominated three individuals to serve on the Board, Robert J. Majteles, Allan R. Spies and Kenneth H. Traub. All of the nominees will serve as directors for a three-year term that expires at the 2012 Annual Meeting. Certain information about two of the nominees, Mr. Majteles and Mr. Spies, is set forth in the Proxy Statement. Certain information concerning Mr. Traub is set forth below.

Kenneth H. Traub, age 48, is currently a private investor and strategic management consultant. Mr. Traub served as Vice President and Corporate Advisor of JDSU, a provider of optical products and test and measurement solutions for the communications industry, from February 2008 to September 2008. Previously, Mr. Traub was President, Chief Executive Officer and a member of the board of directors of American Bank Note Holographics,

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Inc. (ABNH), a holographic security company, from April 1999 to February 2008, at which time ABNH was acquired by JDSU. Mr. Traub managed an extensive turnaround of ABNH, and under his leadership, ABNH’s stockholders enjoyed a gain of over 1000% from 2001 to 2008.

The Board has determined that Mr. Traub is an “independent director” as that term is defined in the rules of the Nasdaq Stock Market.

Mr. Traub owns, beneficially or of record, 95,300 shares of iPass’ common stock, over which he has sole voting and dispositive power.

Other than the proxies solicited under the proxy statement filed by Foxhill on May 21, 2009 and the Agreement, Mr. Traub is not, and within the past year has not been, a party to any contract, arrangement or understanding with any person with respect to any securities of iPass, including joint ventures, loans or option arrangements, puts or calls, guarantees against losses or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

Mr. Traub has consented to being named in this proxy statement and to serve if elected.

Mr. Traub will receive the standard compensation received by outside directors, as described in the Proxy Statement.

Biographical Information Regarding Mr. Griffiths

Gary Griffiths, age 59, has been President and Chief Operating Officer of LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, since July 2008. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President, Products and Operations, a position he maintained until leaving Cisco in April 2008. From June 1999 to July 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths serves on the board of directors of Silicon Graphics International Corp., a server, storage systems and data center infrastructure company.

Mr. Griffiths beneficially owns 4,000 shares of iPass common stock.

Voting of Proxies

The white proxy card enclosed with this Supplement differs from the white proxy card previously furnished to you with the Proxy Statement in that the enclosed white proxy card includes the name of Mr. Kenneth H. Traub, and does not include as a nominee Mr. Evan L. Kaplan. Thus, if you wish to vote for all three of the Board’s nominees, you must do so by voting on the white proxy card enclosed with this Supplement.

As this is now an uncontested election, nominees are elected if they receive more “For” votes than “Against” votes of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote generally on the election of directors. Each of the nominees has submitted a conditional resignation in the event that he does not receive more “For” votes than “Against” and “Abstain” votes (referred to as “Withheld” in our bylaws). If a nominee receives more “Against” and “Abstain” votes than “For” votes, then the nominee will continue to be a “holdover” director, and will cease to be a director if our Board accepts the conditional resignation, which the Board would do absent compelling circumstances to the contrary. Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of Mr. Majteles, Mr. Spies, and Mr. Traub. Each of Mr. Majteles, Mr. Spies, and Mr. Traub have agreed to serve if elected, and we have no reason to believe they will be unable to serve. If any of Mr. Majteles, Mr. Spies, and Mr. Traub becomes unavailable for election unexpectedly, your shares will be voted for the election of a substitute nominee nominated by our Board.

In addition, stockholders are being asked to vote at the 2009 Annual Meeting to ratify the appointment of KPMG LLP to serve as iPass’ independent registered public accounting firm for the fiscal year ending December 31, 2009 and to approve an amendment to the company’s Certificate of Incorporation to declassify the Board, as more fully described in the Proxy Statement.

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If you granted a proxy by submitting an unrevoked white proxy card included with the company’s original Proxy Statement, and do not submit a new proxy card included with this Supplement:

•	your vote on such proxy card with respect to Robert J. Majteles and Allan R. Spies will be counted as indicated on that proxy card; and

•	your vote on such proxy card with respect to the proposals to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and to approve the amendment to iPass’ Certificate of Incorporation to declassify the Board will be counted as indicated on such proxy card.

The enclosed white proxy card is being delivered to stockholders of the company along with this Supplement. ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY SUBMITTED A PROXY, ARE URGED TO RETURN THE ENCLOSED WHITE PROXY CARD. PLEASE DISCARD ANY WHITE PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

Dated: June 4, 2009

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iPASS INC. WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 8:59 PM Pacific Daylight Time (11:59 PM Eastern Daylight Time) the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE MAIL www.cesvote.com 1-888-693-8683 · Go to the website listed above. • Use any touch-tone telephone. • Mark, sign and date your WHITE PROXY CARD. • Have your WHITE PROXY CARD • Have your WHITE PROXY CARD ready. ready. • Detach your WHITE PROXY CARD. • Follow the simple instructions that • Follow the simple recorded instructions. · Return your WHITE PROXY CARD. appear on your computer screen. in the postage paid envelope provided. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. (continued from other side) #¥ DETACH PROXY CARD HERE TO VOTE BY MAIL #¥ Annual Meeting Proxy Card The Board of Directors Recommends a Vote “FOR” each of the Listed Nominees in Item 1, and “FOR” Items 2 and 3. FOR AGAINST ABSTAIN 2. Company proposal to ratify the appointment of KPMG LLP as the Independent Registered FOR AGAINST ABSTAIN public accounting firm. 1a. Robert J. Majteles FOR AGAINST ABSTAIN 3 Company proposal to approve the amendment to the Certificate of Incorporation to declassify FOR AGAINST ABSTAIN the Board of Directors. 1b. Allan R. Spies The proxy holders will vote as recommended by the Board of Directors or, FOR AGAINST ABSTAIN if no recommendation is given, in their own discretion with respect to any 1c. Kenneth H. Traub other matter that properly comes before the meeting. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Dated: ___, 2009 Signature: ___Title or Authority: ___Signature (if held jointly): ___PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

Important Notice Regarding Internet Availability of Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.ipass.com/proxy #¥ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. #¥ Proxy — iPASS INC. Proxy Solicited on Behalf of the Board of Directors for the June 24, 2009 Annual Meeting of Stockholders. Evan L. Kaplan and Frank Verdecanna, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of iPass Inc., a Delaware corporation, held by the undersigned on April 29, 2009, the record date for the Annual Meeting of Stockholders to be held on June 24, 2009, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2 and 3. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it. Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. YOUR VOTE IS IMPORTANT Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week though 8:59 PM Pacific Daylight Time (11:59 PM Eastern Daylight Time), the day prior to the annual meeting day (continued on reverse side)